EXHIBIT 21

                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.
                                AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

                                    Jurisdiction of               Percent of
                                    Incorporation             Voting Securities
      Name of corporation           or organization                 held (1)

Sherman Wire of Caldwell, Inc.         Nevada                       100.0%

Fox Valley Steel and Wire Company      Wisconsin                    100.0%

Sherman Wire Company (2)               Delaware                     100.0%
  J.L. Prescott Company                New Jersey                   100.0%
  DeSoto Environmental
   Management, Inc.                    Delaware                     100.0%

Engineered Wire Products, Inc.         Ohio                         100.0%

Garden Zone LLC                        Delaware                     51.0%

(1) Held by the Registrant or the indicated subsidiary of the Registrant.

(2) Formerly DeSoto, Inc.